EX-28.g.1.h

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (the “Amendment”) to the Global Custody Agreement, dated April 4, 2003, as amended (the “Agreement”) by and between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as successor-in-interest to J.P. Morgan Investor Services Co., and NATIONWIDE VARIABLE INSURANCE TRUST (the “Customer”), as successor-in-interest to Gartmore Variable Insurance Trust and on behalf of each Fund on the Fund List (each a “Fund”), is entered into by J.P. Morgan and the Customer, and is effective as of March 12, 2025 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan provides custodial and related services to each Fund as more fully described therein; and

WHEREAS, J.P. Morgan and Customer wish to revise and update the list of funds of the Customer that are receiving services pursuant to the Agreement, as of the Effective Date.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise required, bear the same respective meanings in this Amendment.

2.	Amendments. Effective as of the Effective Date, the Agreement shall be amended as follows:

(a)	The Fund List to the Agreement is deleted in its entirety and hereby replaced with the new Fund List set forth in Exhibit I to this Amendment.

(b)	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.

Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the Effective Date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the Effective Date of this Amendment.

4.

Entire Agreement. This Amendment and the Agreement, and any documents referred to in each of them, constitute the whole agreement among their subject matter and supersede and extinguish any other drafts, agreements, undertakings or representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent, or in conflict, with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as among the parties. This Amendment may only be amended in writing.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6.	Governing Law. This Amendment shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to any conflict of law principles.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date above first written.

NATIONWIDE VARIABLE INSURANCE TRUST, on behalf of each Fund on the Fund List		JPMORGAN CHASE BANK, N.A.

By:	/s/ Dave Majewski	By:	/s/ Carl Mehldau
Name: Dave Majewski		Name: Carl Mehldau
Title: Treasurer and Principal Financial Officer		Title: Executive Director

Exhibit I

Fund List to Global Custody Agreement

Fund Name
NVIT BNY Mellon Dynamic U.S. Equity Income Fund
NVIT American Funds Asset Allocation Fund
NVIT American Funds Bond Fund
NVIT American Funds Global Growth Fund
NVIT American Funds Growth Fund
NVIT American Funds Growth-Income Fund
NVIT BlackRock Managed Global Allocation Fund
NVIT BlackRock Equity Dividend Fund
NVIT DoubleLine Total Return Tactical Fund
NVIT Loomis Short Term High Yield Fund
NVIT Jacobs Levy Large Cap Core Fund
NVIT Calvert Equity Fund
NVIT Bond Index Fund
NVIT Blueprint Aggressive Fund
NVIT Blueprint Balanced Fund
NVIT Blueprint Capital Appreciation Fund
NVIT Blueprint Conservative Fund
NVIT Blueprint Moderate Fund
NVIT Blueprint Moderately Aggressive Fund
NVIT Blueprint Moderately Conservative Fund
NVIT Blueprint Managed Growth Fund
NVIT Blueprint Managed Growth & Income Fund
NVIT Loomis Core Bond Fund
NVIT Fidelity Institutional AM® Emerging Markets Fund
NVIT Government Bond Fund
NVIT Government Money Market Fund
NVIT International Equity Fund
NVIT International Index Fund
NVIT Investor Destinations Aggressive Fund
NVIT Investor Destinations Balanced Fund
NVIT Investor Destinations Capital Appreciation Fund
NVIT Investor Destinations Conservative Fund
NVIT Investor Destinations Moderate Fund
NVIT Investor Destinations Moderately Aggressive Fund
NVIT Investor Destinations Moderately Conservative Fund NVIT Investor Destinations Managed Growth Fund
NVIT Investor Destinations Managed Growth & Income Fund
NVIT iShares Global Equity ETF Fund
NVIT iShares Fixed Income ETF Fund
NVIT BNY Mellon Dynamic U.S. Core Fund
NVIT Managed American Funds Asset Allocation Fund
NVIT Managed American Funds Growth-Income Fund
NVIT Mid Cap Index Fund
NVIT NS Partners International Focused Growth Fund
NVIT Jacobs Levy Large Cap Growth Fund
NVIT Allspring Discovery Fund

NVIT Victory Mid Cap Value Fund
NVIT Invesco Small Cap Growth Fund
NVIT Multi-Manager Small Cap Value Fund
NVIT Multi-Manager Small Company Fund
NVIT Amundi Multi Sector Bond Fund
NVIT AQR Large Cap Defensive Style Fund
NVIT Real Estate Fund
NVIT S&P 500 Index Fund
NVIT Loomis Short Term Bond Fund
NVIT Small Cap Index Fund
NVIT Putnam International Value Fund
NVIT GS Large Cap Equity Fund
NVIT GS Small Cap Equity Insights Fund
NVIT GS International Equity Insights Fund
NVIT GS Emerging Markets Equity Insights Fund
NVIT J.P. Morgan U.S. Equity Fund
NVIT U.S. 130/30 Equity Fund
NVIT J.P. Morgan Digital Evolution Strategy Fund
NVIT J.P. Morgan Innovators Fund
NVIT J.P. Morgan Large Cap Growth Fund
NVIT J.P. Morgan US Technology Leaders Fund
NVIT J.P. Morgan Inflation Managed Fund
NVIT Fidelity Institutional AM® Worldwide Fund
NVIT NASDAQ-100 Index Fund